                                                                    Exhibit 99.1

[LOGO OF MELLON APPEARS HERE]
                                                       News Release

       Contact: MEDIA               ANALYSTS           Corporate Affairs
                -----               --------
                Stephen K. Dishart  Donald J. MacLeod  One Mellon Bank Center
                (412) 234-0850      (412) 234-5601     Pittsburgh, PA 15258-0001

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

               MELLON REPORTS RECORD THIRD QUARTER 1999 RESULTS
               ------------------------------------------------

 .    Quarterly Operating Earnings Per Share at 46 Cents, Up 12 Percent Over Last
     Year
 .    Return on Common Equity is 22.3 Percent and Return on Assets is 1.92
     Percent, Excluding a Net Loss From Divestitures
 .    Quarterly Cash Operating Earnings Per Share at 52 Cents, Up 11 Percent Over
     Last Year
 .    Cash Return on Tangible Common Equity is 43.7 Percent and Cash Return on
     Tangible Assets is 2.25 Percent, Excluding a Net Loss From Divestitures
 .    Declares Regular Quarterly Common Stock Dividend

Financial Highlights                                            Quarter ended                    Nine months ended
                                                           ----------------------------------   ------------------
 (dollar amounts in millions,                              Sept. 30,    June 30,    Sept. 30,   Sept. 30,       Sept. 30,
 except per share amounts)                                      1999        1999         1998        1999            1998
---------------------------------------------------------------------------------------------------------------------------
Operating results (a):
Diluted earnings per common share                              $ .46       $ .45      $ .41         $1.34           $1.20
Net income applicable to common stock                          $ 236       $ 236      $ 218         $ 703           $ 639
Return on common equity (annualized)                            22.3%       21.4%      20.3%         21.5%           20.9%
Return on assets (annualized)                                   1.92%       1.90%      1.81%         1.89%           1.83%

Cash operating results (a):
Diluted earnings per common share                              $ .52       $ .50      $ .47         $1.51           $1.36
Net income applicable to common stock                          $ 266       $ 266      $ 246         $ 792           $ 720
Return on common equity (annualized)                            43.7%       41.1%      40.2%         41.7%           41.2%
Return on assets (annualized)                                   2.25%       2.23%      2.11%         2.21%           2.13%

Reported results:
Diluted earnings per common share                              $ .45       $ .45      $ .41         $1.38           $1.20
Net income applicable to common stock                          $ 231       $ 238      $ 218         $ 723           $ 639
Return on common equity (annualized)                            21.8%       21.6%      20.3%         22.1%           20.9%
Return on assets (annualized)                                   1.87%       1.92%      1.81%         1.94%           1.83%

Fee revenue as a percentage of net interest and fee
 revenue (FTE)                                                    69%         69%        66%           69%             66%
Efficiency ratio excluding amortization of intangibles            61%         62%        62%           61%             63%
--------------------------------------------------------------------------------------------------------------------------

(a) Operating and cash operating results for the third quarter of 1999 exclude a $5 million after-tax net loss from divestitures. The second quarter of 1999 excludes a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes. Also excluded from the first nine months of 1999 are a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle recorded in the first quarter of 1999. Cash operating results exclude the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions.

                                   --more--

                         [LOGO OF MELLON APPEARS HERE]

      [LOGO OF DREYFUS APPEARS HERE]  [LOGO OF THE BOSTON COMPANY APPEARS HERE]

The Dreyfus Corporation and The Boston Company are companies of Mellon Financial
                                 Corporation.

Mellon Reports Earnings
October 19, 1999
Page 2


PITTSBURGH, Oct. 19, 1999--Mellon Financial Corporation (formerly Mellon Bank Corporation) (NYSE: MEL) today announced record third quarter 1999 diluted operating earnings per common share of 46 cents, an increase of 12 percent compared with 41 cents per common share in the third quarter of 1998. Operating net income applicable to common stock totaled $236 million in the third quarter of 1999, an increase of 8 percent compared with $218 million in the third quarter of 1998. In the second quarter of 1999, diluted operating earnings per common share totaled 45 cents and operating net income applicable to common stock was $236 million.

"Our first three quarters of 1999 have been strong, clearly indicating that our plans for investing in and building our high-growth, high-return businesses have been set in motion," said Martin G. McGuinn, Mellon chairman and chief executive officer. "Also, we are now using the name Mellon Financial Corporation when referring to our holding company. This clearly communicates our strategic emphasis as we strive to become the best performing financial services company. In addition, during the third quarter we also completed the divestitures announced earlier this year."

The Corporation also declared a regular quarterly common dividend of 20 cents per share. This cash dividend is payable on Nov. 15, 1999, to shareholders of record at the close of business on Oct. 29, 1999.

Fee revenue for the third quarter of 1999 of $765 million was impacted by the March 1999 sale of the credit card business, the June 1999 sale of the network services transaction processing unit, the sale of the mortgage businesses that was completed in the third quarter of 1999 and the October 1998 acquisition of Newton Management Limited (Newton). Excluding the effect of acquisitions and divestitures, fee revenue increased 9 percent, compared with the third quarter of 1998, primarily due to a 12 percent increase in trust and investment fee revenue. Excluding the fee revenue generated by the mortgage businesses and the network services transaction processing unit, fee revenue decreased 1 percent compared with the second quarter of 1999, resulting from lower securities lending revenue, lower brokerage fees and lower foreign currency and securities trading revenue.

Net interest revenue on a fully taxable equivalent basis for the third quarter of 1999 was $352 million, down $24 million compared with the prior-year period and down $11 million from the second quarter of 1999. The decrease compared with the third quarter of 1998 primarily resulted from the sale of the credit card business. Excluding the net interest revenue generated by the credit card business in the prior-year period, net interest revenue decreased $9 million compared with the third quarter of 1998, reflecting lower loan fees and higher funding costs related to the repurchase of common stock. The decrease compared with the second quarter of 1999 resulted from higher funding costs related to the repurchase of common stock as well as a lower level of interest-earning assets.

Operating expense before trust-preferred securities expense and net revenue from acquired property for the third quarter of 1999 was $716 million. Excluding the effect of acquisitions and divestitures and $56 million of nonrecurring expenses in the second quarter of 1999, operating expense was unchanged compared with the third quarter of 1998 and decreased 2 percent compared with the second quarter of 1999, reflecting the continuing focus on expense management.

                                   --more--

Mellon Reports Earnings
October 19, 1999
Page 3


Credit quality expense was $5 million in the third quarter of 1999, compared with $12 million in the third quarter of 1998 and $5 million in the second quarter of 1999. The lower expense in the third quarter of 1999 compared with the prior-year period resulted from a lower provision for credit losses following the sale of the credit card business, as well as higher net revenue from acquired property. Nonperforming assets totaled $169 million at Sept. 30, 1999, compared with $142 million at June 30, 1999, $161 million at March 31, 1999, and $140 million at Sept. 30, 1998. The ratio of nonperforming assets to total loans and net acquired property was .58 percent at Sept. 30, 1999, compared with .46 percent at June 30, 1999, .53 percent at March 31, 1999, and
 .45 percent at Sept. 30, 1998.

On Oct. 18, 1999, the Corporation changed its corporate name to Mellon Financial Corporation from Mellon Bank Corporation.

Mellon is a global financial services company with approximately $2.5 trillion in assets under management, administration or custody, including approximately $450 billion under management. One of the world's leading providers of wealth management and global asset management for individual and institutional investors, as well as global investment services for businesses and institutions, Mellon also offers a comprehensive array of banking services for individuals and small, midsize and large businesses and institutions in selected geographies. Its 12 asset management companies, which include The Dreyfus Corporation in the United States and Newton Management Limited in the United Kingdom, provide investment products in virtually every asset class or investment style. In addition, Mellon is a top global provider of custody, retirement and benefits consulting services through its Mellon Trust and Buck Consultants affiliates. Headquartered in Pittsburgh, Pennsylvania, Mellon has operations or joint ventures around the world.

We invite you to hear taped comments from Steven G. Elliott, Mellon senior vice chairman and chief financial officer, regarding the Corporation's third quarter 1999 earnings by calling (412) 236-5385 beginning at approximately 1 p.m. EDT on Tuesday, Oct. 19, 1999, through 5 p.m. EDT on Tuesday, Oct. 26, 1999. Press releases and other information about Mellon Financial Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

                                     # # #

Mellon Reports Earnings
October 19, 1999
Page 4

Noninterest Revenue
-------------------
                                                                  Quarter ended                       Nine months ended
                                                   ------------------------------------------      ------------------------
                                                   Sept. 30,         June 30,       Sept. 30,      Sept. 30,      Sept. 30,
(dollar amounts in millions)                            1999             1999            1998           1999           1998
---------------------------------------------------------------------------------------------------------------------------
Trust and investment fee revenue:
   Investment management:
     Mutual fund                                        $152             $149            $122        $   445        $   342
     Private asset                                        73               73              56            217            162
     Institutional asset                                  65               62              51            190            154
---------------------------------------------------------------------------------------------------------------------------
       Total investment management revenue               290              284             229            852            658
   Administration and custody:
     Institutional trust                                  96              104              95            300            288
     Mutual fund                                          39               38              34            111            101
     Private asset                                         5                5               5             15             14
---------------------------------------------------------------------------------------------------------------------------
       Total administration and custody revenue          140              147             134            426            403
   Benefits consulting                                    66               61              58            183            164
   Brokerage fees                                         13               16              11             44             32
---------------------------------------------------------------------------------------------------------------------------
       Total trust and investment fee revenue            509              508             432          1,505          1,257
Cash management and deposit transaction charges           70               70              66            206            192
Mortgage servicing fees                                   48               51              44            151            152
Foreign currency and securities trading revenue           42               45              39            130            118
Credit card fees                                           -                -              23             18             70
Other                                                     96              113             108            331            333
---------------------------------------------------------------------------------------------------------------------------
       Total fee revenue                                 765              787             712          2,341          2,122
Net gain (loss) from divestitures                         (8)              59               -            134              -
Gains on sales of securities                               -                -               -              -              1
---------------------------------------------------------------------------------------------------------------------------
       Total noninterest revenue                        $757             $846            $712        $ 2,475        $ 2,123
---------------------------------------------------------------------------------------------------------------------------

Fee revenue as a percentage of net interest and
  fee revenue (FTE)                                       69%              69%             66%            69%            66%
Trust and investment fee revenue as a percentage
  of net interest and fee revenue (FTE)                   45%              44%             40%            44%            39%
---------------------------------------------------------------------------------------------------------------------------

Memo:

Gross joint venture fee revenue (a)                     $122             $120            $ 70        $   345        $   217
---------------------------------------------------------------------------------------------------------------------------

(a) The Corporation accounts for its interest in joint ventures under the equity method of accounting with the net results primarily recorded as other fee revenue, as well as trust and investment fee revenue. The gross fee revenue is not included in total fee revenue above.



Fee revenue

Fee revenue increased $53 million, or 7%, in the third quarter of 1999 compared with the third quarter of 1998. Fee revenue in the third quarter of 1999 was impacted by the March 1999 sale of the credit card business, the June 1999 sale of the network services transaction processing unit, the sale of the mortgage businesses that was completed in the third quarter of 1999 and the October 1998 acquisition of Newton Management Limited (Newton). Excluding the effect of acquisitions and divestitures, fee revenue increased 9% compared with the prior-year period, primarily due to a 12% increase in trust and investment fee revenue.

Mellon Reports Earnings
October 19, 1999
Page 5

                                                          3rd Qtr. 1999             3rd Qtr. 1999             Nine Mo. 1999
                                                              over                      over                      over
                                                          3rd Qtr. 1998             2nd Qtr. 1999             Nine Mo. 1998
---------------------------------------------------------------------------------------------------------------------------
Trust and investment fee revenue growth (a)                     12%                         -%                      13%
Fee revenue growth (b)                                           9%                        (1)%                     12%
---------------------------------------------------------------------------------------------------------------------------

(a)  Excluding the effect of acquisitions.
(b) Excluding the effect of acquisitions and divestitures and fees from the electronic filing of income tax returns.


Excluding the revenue from the Newton acquisition, investment management revenue increased $28 million compared with the third quarter of 1998. This increase resulted from a $15 million, or 12%, increase in mutual fund management revenue, a $7 million, or 13%, increase in private asset management revenue and a $6 million, or 11%, increase in institutional asset management revenue. These increases resulted from net new business and an increase in the market value of assets under management.

The average net assets of proprietary funds managed at Dreyfus/Founders/Newton in the third quarter of 1999 were $124 billion, up $16 billion from $108 billion in the third quarter of 1998 and down $2 billion from $126 billion in the second quarter of 1999. The increase from the prior-year period primarily resulted from increases in average net assets of equity funds and institutional taxable money market funds. Proprietary equity funds averaged $45 billion in the third quarter of 1999, compared with $32 billion in the third quarter of 1998 and $44 billion in the second quarter of 1999.

Administration and custody fee revenue increased $6 million, or 4%, in the third quarter of 1999 compared with the third quarter of 1998, resulting from a $5 million, or 18%, increase in mutual fund administration revenue. The reported growth within institutional trust and custody revenue was tempered primarily by the contribution of business to the Russell/Mellon Analytical Services Inc. and the CIBC Mellon Global Securities Services joint ventures. The results of joint ventures are accounted for under the equity method of accounting, which reports the results of the joint ventures on a net basis, rather than reporting the revenues and expenses separately. Including the institutional trust and custody gross revenue generated by the Corporation's joint ventures that provide institutional trust and custody services, institutional trust and custody revenue increased $21 million, or 21%, compared with the third quarter of 1998, and decreased $5 million, or 4%, compared with the second quarter of 1999. The decrease compared with the second quarter of 1999 resulted from lower administration revenue at Buck Consultants, Inc. and lower securities lending revenue.

Mutual fund administration and custody fees are expected to be impacted beginning in the second quarter of 2000 as a long-term contract with a third party expires at the end of May 2000. Fees from this contract totaled approximately $22 million in the third quarter of 1999.

Benefits consulting fees generated by Buck Consultants, Inc. increased $8 million, or 15%, in the third quarter of 1999, compared with the third quarter of 1998, primarily resulting from net new business and increased project activity with existing clients. The $2 million, or 23%, increase in brokerage fees in the third quarter of 1999 compared to the prior-year period primarily resulted from higher trading volumes. Dreyfus Brokerage Services, Inc. averaged approximately 8,500 trades per day in the third quarter of 1999, compared with approximately 9,800 trades per day in the second quarter of 1999 and approximately 6,900 trades per day in the third quarter of 1998.

Mellon Reports Earnings
October 19, 1999
Page 6

The $4 million, or 6%, increase in cash management fees and deposit transaction charges in the third quarter of 1999, compared with the prior-year period, primarily resulted from higher volumes.

Mortgage servicing fees increased $4 million, or 8%, in the third quarter of 1999 compared with the third quarter of 1998. This increase primarily resulted from a lower level of mortgage prepayments. By September 30, 1999, the Corporation completed the sales of the residential and commercial mortgage servicing businesses.

Foreign currency and securities trading revenue increased $3 million, or 9%, in the third quarter of 1999 compared with the prior-year period. This increase was primarily related to growth in the number of foreign exchange customers and favorable market conditions. The absence of credit card fees in the third and second quarters of 1999 resulted from the March 1999 divestiture of the credit card business.

Other fee revenue decreased $12 million, or 12%, in the third quarter of 1999, compared with the prior-year period, primarily resulting from the June 1999 sale of the network services transaction processing unit. This business generated $14 million and $11 million of fee revenue in the second quarter of 1999 and the third quarter of 1998, respectively.

Excluding the fee revenue generated by the mortgage businesses and the network services transaction processing unit, fee revenue decreased 1% compared with the second quarter of 1999, resulting from lower securities lending revenue, lower brokerage fees and lower foreign currency and securities trading revenue.

Fee revenue in the first nine months of 1999 totaled $2.341 billion. The comparison to the first nine months of 1998 was impacted by the credit card, network services, and mortgage banking divestitures, the Newton and Founders acquisitions and the elimination of fees from the electronic filing of income tax returns, a service that was discontinued at the end of 1998. Excluding these factors, fee revenue increased 12% compared with the first nine months of 1998, primarily due to a 13% increase in trust and investment fee revenue.

Net gain (loss) from divestitures

In the third quarter of 1999, the Corporation recorded an $8 million pre-tax net loss from divestitures. The after-tax net loss from these transactions totaled $5 million, or $.01 per common share. The net loss primarily resulted from an adjustment to the previous write-downs recorded to reflect the net sales proceeds received for the residential and commercial mortgage servicing businesses. On September 30, 1999, the sale of the residential business to Chase Mortgage Company, a subsidiary of The Chase Manhattan Corporation, was completed. In addition, during the third quarter of 1999, the sale of the commercial business to GMAC Commercial Mortgage Corporation, was completed. This loss was partially offset by an additional gain related to the June 1999 sale of the network services transaction processing unit to U.S. Bancorp as more customers converted to the purchaser, as well as a gain on the sale of seven Mellon Bank (MD) retail offices to Sandy Spring National Bank of Maryland in September 1999. The Corporation expects a favorable impact on operating results following the sale of the mortgage businesses, which generated an after-tax operating loss of approximately $5 million, or approximately $.01 per common share, in the third quarter of 1999. Including the $142 million pre-tax net gain reported in the first six months of 1999, the pre-tax net gain from divestitures totaled $134 million for the first nine months of 1999.

Mellon Reports Earnings
October 19, 1999
Page 7

Net Interest Revenue
--------------------
                                                                  Quarter ended                       Nine months ended
                                                     ----------------------------------------      ------------------------
                                                     Sept. 30,       June 30,       Sept. 30,      Sept. 30,      Sept. 30,
(dollar amounts in millions)                              1999           1999            1998           1999           1998
---------------------------------------------------------------------------------------------------------------------------
Net interest revenue (FTE)                           $     352      $     363       $     376       $  1,086       $  1,117
Net interest margin (FTE)                                 3.63%          3.74%           3.95%          3.71%          3.99%

Average securities                                   $   6,364      $   6,652       $   5,754       $  6,593       $  5,552
Average loans                                        $  30,177      $  30,504       $  30,426       $ 30,711       $ 30,043
Average interest-earning assets                      $  38,407      $  39,015       $  37,797       $ 39,072       $ 37,396
---------------------------------------------------------------------------------------------------------------------------

Net interest revenue on a fully taxable equivalent basis in the third quarter of 1999 decreased $24 million compared with the third quarter of 1998. This decrease primarily resulted from the sale of the credit card business. Excluding the net interest revenue generated by the credit card business in the prior-year period, net interest revenue decreased $9 million compared with the third quarter of 1998, reflecting lower loan fees and higher funding costs related to the repurchase of common stock.

Net interest revenue decreased $11 million in the third quarter of 1999 compared with the second quarter of 1999. This decrease resulted from higher funding costs related to the repurchase of common stock as well as a lower level of interest-earning assets.

Net interest revenue decreased $31 million in the first nine months of 1999 compared with the prior-year period. Excluding the net interest revenue generated by the credit card business, net interest revenue decreased $3 million compared with the first nine months of 1998, reflecting lower loan fees and higher funding costs related to the repurchase of common stock, partially offset by a higher level of interest-free funds.

Mellon Reports Earnings
October 19, 1999
Page 8

Operating Expense
-----------------
                                                                         Quarter ended                       Nine months ended
                                                            ----------------------------------------      ------------------------
                                                            Sept. 30,       June 30,       Sept. 30,      Sept. 30,      Sept. 30,
(dollar amounts in millions)                                     1999           1999            1998           1999           1998
----------------------------------------------------------------------------------------------------------------------------------
Staff expense                                               $     387       $    397       $     358      $   1,175      $   1,070
Professional, legal and other purchased services                   63             73              72            207            200
Net occupancy expense                                              61             64              59            186            174
Equipment expense                                                  40             63              42            144            122
Amortization of mortgage servicing assets and
  purchased credit card relationships                              33             37              43            112            132
Amortization of goodwill and other intangible assets               37             37              35            111            100
Other expense                                                      95            138             108            350            337
----------------------------------------------------------------------------------------------------------------------------------
   Operating expense before trust-preferred securities
     expense and net revenue from acquired property               716            809             717          2,285          2,135
Trust-preferred securities expense                                 20             19              20             59             59
Net revenue from acquired property                                 (5)            (5)             (3)           (10)            (6)
----------------------------------------------------------------------------------------------------------------------------------
   Total operating expense                                  $     731       $    823       $     734      $   2,334      $   2,188
----------------------------------------------------------------------------------------------------------------------------------

Average full-time equivalent staff                             28,300         28,700          28,400         28,700         28,300
----------------------------------------------------------------------------------------------------------------------------------

Efficiency ratio (a)                                               64%            65%             66%            66%            66%
Efficiency ratio excluding amortization of goodwill
  and other intangible assets                                      61%            62%             62%            61%            63%
----------------------------------------------------------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense, net revenue from acquired property and second quarter 1999 nonrecurring expenses, as a percentage of revenue, computed on a taxable equivalent basis, excluding the net gain (loss) on divestitures and the sale of securities.


Operating expense before trust-preferred securities expense and net revenue from acquired property totaled $716 million, a decrease of $1 million compared with the third quarter of 1998. Third quarter 1999 expenses were impacted by the sale of the credit card business, the sale of the network services transaction processing unit, the sale of the mortgage businesses and the Newton acquisition. Excluding the effect of acquisitions and divestitures, operating expense before trust-preferred securities expense and net revenue from acquired property was unchanged compared with the third quarter of 1998, reflecting the continuing focus on expense management.

                                                          3rd Qtr. 1999             3rd Qtr. 1999           Nine Mo. 1999
                                                              over                      over                    over
                                                          3rd Qtr. 1998             2nd Qtr. 1999           Nine Mo. 1998
---------------------------------------------------------------------------------------------------------------------------
Operating expense (reduction) growth (a)                         -%                       (2)%                       2%

---------------------------------------------------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense and net revenue from acquired property excluding second quarter 1999 nonrecurring expenses and the effect of acquisitions and divestitures.


Operating expense before trust-preferred securities expense and net revenue from acquired property decreased $93 million compared with the second quarter of 1999. This decrease primarily resulted from $56 million of nonrecurring expenses recorded in the second quarter of 1999 as well as the sale of the

Mellon Reports Earnings
October 19, 1999
Page 9

network services transaction processing unit and the sale of the mortgage businesses. The nonrecurring expenses in the second quarter of 1999 consisted of a $30 million charitable contribution to the Mellon Bank Foundation as well as $26 million of expenses primarily related to replacing obsolete computer equipment and closing facilities as part of Mellon's Third Century strategic initiatives. Excluding these expenses and the impact of divestitures, operating expense before trust-preferred securities expense and net revenue from acquired property decreased 2% compared with the second quarter of 1999.

Excluding the effect of the nonrecurring expenses, acquisitions and divestitures, operating expense before trust-preferred securities expense and net revenue from acquired property increased 2% in the first nine months of 1999 compared with the prior-year period.


Income Taxes
------------

The Corporation's effective tax rate for the third quarter of 1999 was 36.7%, compared with 35.3% for the third quarter of 1998. The effective rate, excluding the effect of the net loss on divestitures, was 36.5% for the third quarter of 1999. It is currently anticipated that the effective tax rate, excluding the effect of any net gain or loss from divestitures and nonrecurring expenses, will remain at approximately 36.5% for the remainder of 1999.


Credit Quality Expense, Net Credit Losses and Reserve for Credit Losses
-----------------------------------------------------------------------

                                                                 Quarter ended                       Nine months ended
                                                   ----------------------------------------      ------------------------
                                                   Sept. 30,       June 30,       Sept. 30,      Sept. 30,      Sept. 30,
(dollar amounts in millions)                            1999           1999            1998           1999           1998
-------------------------------------------------------------------------------------------------------------------------
Provision for credit losses                            $  10          $  10           $  15          $  35          $  45
Net revenue from acquired property                        (5)            (5)             (3)           (10)            (6)
--------------------------------------------------------------------------------------------------------------------------
   Credit quality expense                              $   5          $   5           $  12          $  25          $  39
-------------------------------------------------------------------------------------------------------------------------

Net credit (losses) recoveries:
   Credit card                                         $   -          $   -           $ (10)         $ (10)         $ (29)
   Other consumer credit                                  (2)            (4)             (4)           (10)            (8)
   Commercial real estate                                  -              -               2              -             (2)
   Commercial and financial                               (8)            (7)             (3)           (18)            (7)
--------------------------------------------------------------------------------------------------------------------------
Total net credit losses                                $ (10)         $ (11)          $ (15)         $ (38)         $ (46)
--------------------------------------------------------------------------------------------------------------------------

Annualized net credit losses to average loans            .14%           .13%            .19%           .17%           .20%
-------------------------------------------------------------------------------------------------------------------------

Reserve for credit losses at end of period             $ 405          $ 409           $ 498
Reserve as a percentage of total loans                  1.39%          1.34%           1.60%
-------------------------------------------------------------------------------------------

The decrease in credit quality expense in the third quarter of 1999 compared with the third quarter of 1998 resulted from a lower provision for credit losses following the sale of the credit card business as well as higher net revenue from acquired property.

Mellon Reports Earnings
October 19, 1999
Page 10

The $93 million decrease in the reserve for credit losses at September 30, 1999, compared with September 30, 1998, was primarily due to the sale of the credit card business in March 1999. In conjunction with this sale, $84 million that had been associated with the credit card portfolio was removed from the reserve for credit losses. In addition, during the third quarter of 1999, $4 million that had been associated with the residential mortgage portfolio was removed from the reserve for credit losses in conjunction with the sale of the mortgage business.

Nonperforming Assets
--------------------
                                                   Sept. 30,       June 30,       March 31,       Dec. 31,      Sept. 30,
(dollar amounts in millions)                            1999           1999            1999           1998           1998
-------------------------------------------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                                    $  47          $  43           $  44          $  44          $  53
  Commercial real estate                                   6              6               6              6              8
  Other domestic                                         101             72              77             53             42
---------------------------------------------------------------------------------------------------------------------------
    Total nonperforming loans                            154            121             127            103            103
Acquired property:
  Real estate acquired                                    15             24              37             40             40
  Reserve for real estate acquired                        (3)            (4)             (5)            (5)            (5)
--------------------------------------------------------------------------------------------------------------------------
    Net real estate acquired                              12             20              32             35             35
  Other assets acquired                                    3              1               2              2              2
---------------------------------------------------------------------------------------------------------------------------
    Total acquired property                               15             21              34             37             37
---------------------------------------------------------------------------------------------------------------------------
    Total nonperforming assets                         $ 169          $ 142           $ 161          $ 140          $ 140
---------------------------------------------------------------------------------------------------------------------------

Nonperforming loans as a percentage of total loans       .53%           .40%            .41%           .32%           .33%
Nonperforming assets as a percentage of total loans
  and net acquired property                              .58%           .46%            .53%           .44%           .45%
-------------------------------------------------------------------------------------------------------------------------

Nonperforming assets increased $27 million compared with June 30, 1999, and $29 million compared with September 30, 1998. The higher level of nonperforming loans primarily resulted from the addition of two commercial loans, one each during the first quarter and third quarter of 1999. This increase was partially offset by continued sales of acquired property.

Mellon Reports Earnings
October 19, 1999
Page 11


Selected Capital Data
---------------------

(dollar amounts in millions,                                  Sept. 30,         June 30,          Dec. 31,        Sept. 30,
 except per share amounts)                                         1999             1999              1998             1998
---------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                     $  4,219 (a)     $  4,303          $  4,521         $  4,358 (a)
Total shareholders' equity to assets ratio                         9.00%            8.77%             8.90%            9.03%

Tangible shareholders' equity (c)                              $  2,454 (b)     $  2,498          $  2,641         $  2,540 (b)
Tangible shareholders' equity to assets ratio (d)                  5.45%            5.29%             5.41%            5.47%

Tier I capital ratio                                                7.1 (e)         6.87              6.53             6.78
Total (Tier I plus Tier II) capital ratio                          11.6 (e)        11.18             10.80            11.22
Leverage capital ratio                                              6.8 (e)         6.70              6.73             7.06

Book value per common share                                    $   8.29         $   8.37          $   8.63         $   8.35
Tangible book value per common share                           $   4.83         $   4.86          $   5.04         $   4.87

Closing common stock price                                     $  33.63         $  36.38          $  34.38         $  27.50
Market capitalization                                          $ 17,103         $ 18,704          $ 18,007         $ 14,363
Common shares outstanding (000)                                 508,650          514,211           523,846          522,280
---------------------------------------------------------------------------------------------------------------------------

(a) Average total shareholders' equity for the nine months ended September 30, 1999, and September 30, 1998, was $4.365 billion and $4.123 billion, respectively.
(b) Average tangible common shareholders' equity for the nine months ended September 30, 1999, and September 30, 1998, was $2.538 billion and $2.337 billion, respectively.
(c) Includes $64 million, $64 million, $60 million and $- million, respectively, of minority interest, primarily related to Newton. In addition, includes $353 million, $368 million, $373 million and $297 million, respectively, of tax benefits related to tax deductible goodwill and other intangibles.
(d) Shareholders' equity plus minority interest less goodwill and other intangibles recorded in connection with purchase acquisitions divided by total assets less goodwill and other intangibles. The amount of goodwill and other intangibles subtracted from shareholders' equity and total assets is net of any tax benefit.
(e)  Estimated.

The decrease in shareholders' equity at September 30, 1999, compared with the prior periods primarily reflects common stock repurchases partially offset by earnings retention. During the third quarter of 1999, 6.6 million shares of common stock were repurchased, bringing year-to-date repurchases to 20 million shares and completing the 20 million share repurchase program authorized by the board of directors in January 1999. These shares had a total purchase price of $694 million for an average share price of $34.68 per share. In September 1999, the board of directors authorized an additional repurchase of up to 25 million shares of common stock for general corporate purposes.

The continued improvement in the Corporation's capital ratios in 1999, resulted from the net gain and lower asset levels following the divestitures.

Mellon Reports Earnings
October 19, 1999
Page 12


                                 SUMMARY DATA
                         Mellon Financial Corporation
                              Five Quarter Trend

(dollar amounts in millions,                                                         Quarter ended
                                                         ----------------------------------------------------------------------
 except per share amounts;                               Sept. 30,       June 30,       March 31,       Dec. 31,      Sept. 30,
 common shares in thousands)                                  1999           1999            1999           1998           1998
-------------------------------------------------------------------------------------------------------------------------------
Selected key data
-----------------

Diluted earnings per common share:
  Operating                                               $    .46 (a)   $    .45  (a)   $    .43  (a)  $    .42       $    .41
  Cash operating (b)                                           .52 (a)        .50  (a)        .49  (a)       .47            .47
  Reported                                                     .45            .45             .48            .42            .41

Net income applicable to common stock:
  Operating                                               $    236  (a)  $    236  (a)   $    231  (a)  $    222       $    218
  Cash operating (b)                                           266  (a)       266  (a)        260  (a)       252            246
  Reported                                                     231            238             254            222            218

Return on common equity (annualized):
  Operating                                                   22.3% (a)      21.4% (a)       20.9% (a)      20.1%          20.3%
  Cash operating (b)                                          43.7  (a)      41.1  (a)       40.4  (a)      40.2           40.2
  Reported                                                    21.8           21.6            23.1           20.1           20.3

Return on assets (annualized):
  Operating                                                   1.92% (a)      1.90% (a)       1.84% (a)      1.76%          1.81%
  Cash operating (b)                                          2.25  (a)      2.23  (a)       2.16  (a)      2.07           2.11
  Reported                                                    1.87           1.92            2.03           1.76           1.81

Shareholders' equity to assets:
  Reported                                                    9.00%          8.77%           9.12%          8.90%          9.03%
  Tangible (b)                                                5.45           5.29            5.60           5.41           5.47

-------------------------------------------------------------------------------------------------------------------------------

Fee revenue as a percentage of net interest and
 fee revenue (FTE)                                              69%            69%             68%            68%            66%
Efficiency ratio excluding amortization of intangibles          61%            62% (c)         62%            65%            62%

Average common shares and equivalents outstanding:
  Basic                                                    511,777  (d)   518,273         523,448        523,082        522,156 (d)
  Diluted                                                  518,605  (d)   525,712         531,288        531,496        531,548 (d)

-------------------------------------------------------------------------------------------------------------------------------

                                 - continued -

Mellon Reports Earnings
October 19, 1999
Page 13


                                 SUMMARY DATA
                         Mellon Financial Corporation
                              Five Quarter Trend
                                  (continued)

                                                                                  Quarter ended
                                                     ----------------------------------------------------------------------
                                                     Sept. 30,       June 30,       March 31,       Dec. 31,      Sept. 30,
(dollar amounts in millions)                              1999           1999            1999           1998           1998
---------------------------------------------------------------------------------------------------------------------------
Average balances for the quarter
--------------------------------

Money market investments                               $ 1,463        $ 1,445         $ 1,286        $ 1,525        $ 1,351
Trading account securities                                 403            414             291            258            266
Securities                                               6,364          6,652           6,767          6,141          5,754
Loans                                                   30,177         30,504          31,467         31,503         30,426
Total interest-earning assets                           38,407         39,015          39,811         39,427         37,797
Total assets                                            48,871 (e)     49,766          50,677         50,110         47,937 (e)
Total tangible assets (b)                               47,012 (f)     47,878          48,755         48,153         46,096 (f)
Deposits                                                33,462         33,358          34,087         34,492         33,399
Total interest-bearing liabilities                      31,349         31,634          32,825         32,406         31,104
Total shareholders' equity                               4,212          4,417           4,469          4,391          4,265
Tangible shareholders' equity (b)                        2,417          2,591           2,608          2,487          2,424

---------------------------------------------------------------------------------------------------------------------------

(a) For the quarter ended September 30, 1999, operating and cash operating results exclude a $5 million after-tax net loss from divestitures. The second quarter of 1999 excludes a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes. The first quarter of 1999 excludes a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle.
(b) Excludes the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions. In addition, the amount of goodwill and other identified intangibles subtracted from common equity and total assets is net of any tax benefit.
(c)  Also excludes $56 million of nonrecurring expenses.
(d) The basic average common shares and equivalents outstanding for the nine months ended September 30, 1999, and September 30, 1998, were 517,790,000 and 519,550,000, respectively. The diluted average common shares and equivalents outstanding for the nine months ended September 30, 1999, and September 30, 1998, were 525,182,000 and 529,884,000, respectively.
(e) Average total assets for the nine months ended September 30, 1999, and September 30, 1998, were $49.765 billion and $47.384 billion, respectively.
(f) Average total tangible assets for the nine months ended September 30, 1999, and September 30, 1998, were $47.876 billion and $45.631 billion, respectively.

Note: All calculations are based on unrounded numbers.

Mellon Reports Earnings
October 19, 1999
Page 14

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation

                                                                 Quarter ended                     Nine months ended
                                                                 September 30,                       September 30,
                                                            -----------------------             ------------------------
(in millions, except per share amounts)                       1999             1998                1999             1998
---------------------------------------                     ------          -------             -------          -------
Interest revenue
----------------
Interest and fees on loans (loan fees of $14, $21,
  $45 and $55)                                              $  553          $   616             $ 1,688          $ 1,799
Interest-bearing deposits with banks                             9                8                  27               23
Federal funds sold and securities under resale agreements        9               12                  23               37
Other money market investments                                   1                1                   2                5
Trading account securities                                       5                4                  14               11
Securities                                                     102               95                 316              278
                                                            ------          -------             -------          -------
     Total interest revenue                                    679              736               2,070            2,153

Interest expense
----------------
Interest on deposits                                           218              248                 646              717
Federal funds purchased and securities under
  repurchase agreements                                         22               35                  82               89
Other short-term borrowings                                     34               27                  97               85
Notes and debentures                                            56               51                 166              151
                                                            ------          -------             -------          -------
     Total interest expense                                    330              361                 991            1,042
                                                            ------          -------             -------          -------
     Net interest revenue                                      349              375               1,079            1,111
Provision for credit losses                                     10               15                  35               45
                                                            ------          -------             -------          -------
     Net interest revenue after provision for credit losses    339              360               1,044            1,066

Noninterest revenue
-------------------
Trust and investment fee revenue                               509              432               1,505            1,257
Cash management and deposit transaction charges                 70               66                 206              192
Mortgage servicing fees                                         48               44                 151              152
Foreign currency and securities trading revenue                 42               39                 130              118
Credit card fees                                                 -               23                  18               70
Other                                                           96              108                 331              333
                                                            ------          -------             -------          -------
     Total fee revenue                                         765              712               2,341            2,122
Net gain (loss) from divestitures                               (8)               -                 134                -
Gains on sales of securities                                     -                -                   -                1
                                                            ------          -------             -------          -------
     Total noninterest revenue                                 757              712               2,475            2,123

Operating expense
-----------------
Staff expense                                                  387              358               1,175            1,070
Professional, legal and other purchased services                63               72                 207              200
Net occupancy expense                                           61               59                 186              174
Equipment expense                                               40               42                 144              122
Amortization of mortgage servicing assets and purchased
  credit card relationships                                     33               43                 112              132
Amortization of goodwill and other intangible assets            37               35                 111              100
Other expense                                                   95              108                 350              337
Trust-preferred securities expense                              20               20                  59               59
Net revenue from acquired property                              (5)              (3)                (10)              (6)
                                                            ------          -------             -------          -------
     Total operating expense                                   731              734               2,334            2,188
                                                            ------          -------             -------          -------

                                 - continued -

Mellon Reports Earnings
October 19, 1999
Page 15

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation
                                  (continued)

                                                                    Quarter ended                    Nine months ended
                                                                    September 30,                      September 30,
                                                              ------------------------           --------------------------
(in millions, except per share amounts)                          1999             1998              1999               1998
---------------------------------------                       -------          -------           -------            -------
     Income before income taxes and cumulative effect
       of accounting change                                       365              338             1,185              1,001
Provision for income taxes                                        134              120               436                353
                                                               ------           ------            ------             ------
     Income before cumulative effect of accounting change         231              218               749                648
Cumulative effect of accounting change                              -                -               (26)                 -
                                                               ------           ------            ------             ------
     Net income                                                   231              218               723                648
Dividends on preferred stock                                        -                -                 -                  9
                                                               ------           ------            ------             ------
     Net income applicable to common stock                     $  231           $  218            $  723             $  639
                                                               ======           ======            ======             ======

Earnings per share
------------------

Basic net income per common share:

Income before cumulative effect of accounting change           $  .46           $  .42            $ 1.45             $ 1.23
Cumulative effect of accounting change                              -                -              (.05)                 -
                                                               ------           ------            ------             ------
Net income                                                     $  .46           $  .42            $ 1.40             $ 1.23
                                                               ======           ======            ======             ======

Diluted net income per common share:

Income before cumulative effect of accounting change           $  .45           $  .41            $ 1.43             $ 1.20
Cumulative effect of accounting change                              -                -              (.05)                 -
                                                               ------           ------            ------             ------
Net income                                                     $  .45           $  .41            $ 1.38             $ 1.20
                                                               ======           ======            ======             ======

Mellon Reports Earnings
October 19, 1999
Page 16

                     CONDENSED CONSOLIDATED BALANCE SHEET
                         Mellon Financial Corporation

                                                                  Sept. 30,        June 30,       Dec. 31,      Sept. 30,
(dollar amounts in millions)                                           1999            1999           1998           1998
----------------------------                                      ---------       ---------      ---------      ---------
Assets
------
Cash and due from banks                                            $  3,340        $  3,140       $  2,926        $ 2,839
Money market investments                                              1,252           1,075            798            988
Trading account securities                                              288             318            193            178
Securities available for sale                                         5,209           5,241          5,373          4,190
Investment securities (approximate fair value of $1,246,
  $1,332, $1,634 and $1,787)                                          1,251           1,330          1,602          1,743
Loans, net of unearned discount of $77, $70, $54 and $65             29,156          30,544         32,093         31,052
Reserve for credit losses                                              (405)           (409)          (496)          (498)
                                                                   --------        --------       --------        -------
     Net loans                                                       28,751          30,135         31,597         30,554
Premises and equipment                                                  537             552            569            562
Acquired property, net of reserves of $3, $4, $5 and $5                  15              21             37             37
Goodwill and other intangibles                                        2,182           2,237          2,313          2,115
Mortgage servicing assets and purchased credit card relationships        17           1,069          1,132          1,031
Other assets                                                          4,019           3,970          4,237          4,006
                                                                   --------        --------       --------        -------
     Total assets                                                  $ 46,861        $ 49,088       $ 50,777        $48,243
                                                                   ========        ========       ========        =======

Liabilities
-----------
Deposits in domestic offices                                       $ 28,928        $ 29,574       $ 31,269        $29,659
Deposits in foreign offices                                           3,101           3,401          3,114          3,294
Short-term borrowings                                                 3,570           4,765          4,942          4,483
Other liabilities                                                     2,354           2,751          2,637          2,454
Notes and debentures (with original maturities over one year)         3,698           3,303          3,303          3,004
                                                                   --------        --------       --------        -------
     Total liabilities                                               41,651          43,794         45,265         42,894

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial interests in Corporation's
  junior subordinated deferrable interest debentures                    991             991            991            991

Shareholders' equity
--------------------
Common stock - $.50 par value
   Authorized - 800,000,000 shares
   Issued - 588,661,920; 588,661,920 (a); 294,330,960;
     and 294,330,960 shares                                             294             294            147            147
Additional paid-in capital                                            1,773           1,765          1,887          1,867
Retained earnings                                                     3,698           3,587          3,353          3,244
Accumulated unrealized (loss) gain, net of tax                         (105)            (90)            25             29
Treasury stock of 80,011,896; 74,450,718 (a);
  32,407,960; and 33,191,388 shares at cost                          (1,441)         (1,253)          (891)          (929)
                                                                   --------        --------       --------        -------
     Total shareholders' equity                                       4,219           4,303          4,521          4,358
                                                                   --------        --------       --------        -------
     Total liabilities, trust-preferred securities and
       shareholders' equity                                        $ 46,861        $ 49,088       $ 50,777        $48,243
                                                                   ========        ========       ========        =======

____________________
(a)  Reflects the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
October 19, 1999
Page 17


                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation
                              Five Quarter Trend

                                                                                 Quarter ended
                                                       ------------------------------------------------------------------
                                                       Sept. 30,      June 30,       March 31,      Dec. 31,    Sept. 30,
(in millions, except per share amounts)                     1999          1999            1999          1998         1998
---------------------------------------                ---------     ---------     -----------     ---------    ---------
Interest revenue
----------------
Interest and fees on loans (loan fees of
  $14, $15, $16, $18 and $21)                              $ 553         $ 555           $ 580         $ 614        $ 616
Interest-bearing deposits with banks                           9             9               9            10            8
Federal funds sold and securities under resale
  agreements                                                   9             5               9            12           12
Other money market investments                                 1             -               1             1            1
Trading account securities                                     5             5               4             4            4
Securities                                                   102           106             108            98           95
                                                           -----         -----           -----         -----        -----
     Total interest revenue                                  679           680             711           739          736

Interest expense
----------------
Interest on deposits                                         218           207             221           243          248
Federal funds purchased and securities under
  repurchase agreements                                       22            23              37            34           35
Other short-term borrowings                                   34            34              29            29           27
Notes and debentures                                          56            55              55            53           51
                                                           -----         -----           -----         -----        -----
     Total interest expense                                  330           319             342           359          361
                                                           -----         -----           -----         -----        -----
     Net interest revenue                                    349           361             369           380          375
Provision for credit losses                                   10            10              15            15           15
                                                           -----         -----           -----         -----        -----
     Net interest revenue after provision for
       credit losses                                         339           351             354           365          360

Noninterest revenue
--------------------
Trust and investment fee revenue                             509           508             488           465          432
Cash management and deposit transaction charges               70            70              66            70           66
Mortgage servicing fees                                       48            51              52            48           44
Foreign currency and securities trading revenue               42            45              43            47           39
Credit card fees                                               -             -              18            22           23
Other                                                         96           113             122           147          108
                                                           -----         -----           -----         -----        -----
     Total fee revenue                                       765           787             789           799          712
Net gain (loss) from divestitures                             (8)           59              83             -            -
Gains on sales of securities                                   -             -               -             -            -
                                                           -----         -----           -----         -----        -----
     Total noninterest revenue                               757           846             872           799          712

Operating expense
-----------------
Staff expense                                                387           397             391           386          358
Professional, legal and other purchased services              63            73              71            97           72
Net occupancy expense                                         61            64              61            63           59
Equipment expense                                             40            63              41            59           42
Amortization of mortgage servicing assets
  and purchased credit card relationships                     33            37              42            47           43
Amortization of goodwill and other intangible assets          37            37              37            37           35
Other expense                                                 95           138             117           116          108
Trust-preferred securities expense                            20            19              20            20           20
Net revenue from acquired property                            (5)           (5)              -             -           (3)
                                                           -----         -----           -----         -----        -----
     Total operating expense                                 731           823             780           825          734
                                                           -----         -----           -----         -----        -----

                                 - continued -

Mellon Reports Earnings
October 19, 1999
Page 18


                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation
                              Five Quarter Trend
                                  (continued)

                                                                             Quarter ended
                                                    --------------------------------------------------------------------
                                                     Sept. 30,      June 30,     March 31,       Dec. 31,      Sept. 30,
(in millions, except per share amounts)                   1999          1999          1999           1998           1998
---------------------------------------              ---------     ---------   -----------      ---------      ---------
     Income before income taxes and
       cumulative effect of accounting change              365           374           446            339            338
Provision for income taxes                                 134           136           166            117            120
                                                        ------        ------        ------         ------         ------
     Income before cumulative effect of
       accounting change                                   231           238           280            222            218
Cumulative effect of accounting change                       -             -           (26)             -              -
                                                        ------        ------        ------         ------         ------
     Net income                                            231           238           254            222            218
Dividends on preferred stock                                 -             -             -              -              -
                                                        ------        ------        ------         ------         ------
     Net income applicable to common stock              $  231        $  238        $  254         $  222         $  218
                                                        ======        ======        ======         ======         ======

Earnings per share
------------------
Basic net income per common share:

Income before cumulative effect
  of accounting change                                  $  .46        $   .45       $  .54         $  .42         $  .42
Cumulative effect of accounting change                       -              -         (.05)             -              -
                                                        ------        -------       ------         ------         ------
Net income                                              $  .46        $   .45       $  .49         $  .42         $  .42
                                                        ======        =======       ======         ======         ======

Diluted net income per common share:

Income before cumulative effect
  of accounting change                                  $  .45       $   .45        $  .53         $   .42        $   .41
Cumulative effect of accounting change                       -             -          (.05)              -              -
                                                        ------     ---------        ------         -------        -------
Net income                                              $  .45       $   .45        $  .48         $   .42        $   .41
                                                        ======       =======        ======         =======        =======